                                                                Exhibit (a) (3)


     THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor.

     If you have sold or transferred all of your registered holdings of Common Stock of Haskel International, Inc., please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected, for submission to the purchaser or transferee.

                         NOTICE OF GUARANTEED DELIVERY

                                       TO

                         TENDER SHARES OF COMMON STOCK

                                       OF

                           HASKEL INTERNATIONAL, INC.

                       PURSUANT TO THE OFFER TO PURCHASE
                            DATED MARCH 22, 1999, BY

                           HI MERGER SUBSIDIARY INC.

                           A WHOLLY-OWNED SUBSIDIARY

                                       OF

                                HI HOLDINGS INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, no par value per share (the "Shares"), of Haskel International, Inc., a California corporation (the "Company"), are not immediately available or time will not permit all required documents to reach American Stock Transfer & Trust Company (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

             By Mail:               By Hand or By Overnight Courier:            By Facsimile:
                                             40 Wall Street                     (718) 234-5001
          40 Wall Street                       46th Floor              (For Eligible Institutions Only)
            46th Floor                     New York, NY 10005                Confirm by Telephone
     New York, New York 10005       Attn: Reorganization Department             (800) 937-5449
                                                                                (718) 921-8200

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in a financial loss to the Eligible Institution.

Ladies and Gentlemen:

     The undersigned hereby tenders to HI Merger Subsidiary Inc., a California corporation (the "Purchaser") and a wholly-owned subsidiary of HI Holdings Inc., a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 22, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

 Number of Shares:
 --------------------------------------

 Certificates No(s). (if available):

 -----------------------------------------------------------

 -----------------------------------------------------------

 [ ]  Check box if Shares will be tendered by Book-Entry Transfer

 Name of Tendering Institution:

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 Account Number:
 ---------------------------------------

 Dated:
 ---------------------------------------------, 1999
Name(s) of Record Holder(s):

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                            (Please Type or Print)

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Address(es):
---------------------------------------------

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Area Code and Telephone Number(s):

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Signature(s):
---------------------------------------------

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, certificates ("Share Certificates") evidencing the tendered Shares hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at the Depositary Trust Company with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days on which the National Association of Securities Dealers Automated Quotation System, Inc. is open for business after the date hereof.

      The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

------------------------------------------------------------
                                 (Name of Firm)

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                                   (Address)

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                                   (Zip Code)

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                            (Area Code and Tel. No.)
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                             (Authorized Signature)

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                                    (Title)

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                             (Please Print or Type)

Date:
---------------------------------------------, 1999

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.